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                                                            EXHIBIT 5



                                   October 31, 1997





Cornerstone Imaging, Inc.
1710 Fortune Drive
San Jose, CA 95131


        Re: Cornerstone Imaging, Inc. (the "Company") Registration Statement for Offering of 450,000 Shares of Common Stock

Ladies and Gentlemen:

   We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 400,000 shares of Common Stock under the Company's 1993 Stock Option/Stock Issuance Plan and 50,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1993 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP

                                   GUNDERSON DETTMER STOUGH VILLENEUVE
                                   FRANKLIN & HACHIGIAN, LLP